SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	February 21, 2006
W.W. Grainger, Inc.
(Exact Name of Registrant as Specified in its Charter)
Illinois
(State or Other Jurisdiction of Incorporation)
1-5684	36-1150280
(Commission File Number)	(I.R.S. Employer Identification No.)
100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)
(847) 535-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2006 Performance Share Program

On February 21, 2006, the Compensation Committee of the Board of Directors (the "Committee") of W.W. Grainger, Inc. (the "Company") adopted the 2006 Performance Share Program (the "Program"). The Committee established the Program to encourage decision-making leading to improvements in shareholder value, to align management with the Company’s growth objectives, and to attract and retain key executive talent. The Company’s elected officers (approximately 30 individuals) will participate in the Program (the "Participants"). Awards under the Program were granted February 21, 2006 in the form of "Performance Shares" pursuant to the terms of the Company's 2005 Incentive Plan. Performance Shares will be earned, if at all, following the 2008 fiscal year, and will be settled in shares of Company common stock.

Under the Program, a Participant is entitled to receive a number of Performance Shares determined by the Company’s performance against a growth target for total net sales, with the vesting of those Performance Shares being subject to the Company’s achievement of a return on invested capital (“ROIC”) target. More specifically, each Participant is awarded a target number of Performance Shares, but the actual number of Performance Shares which the Participant may receive can vary from the target number depending on the Company’s total net sales during its 2006 fiscal year as compared to those during its 2005 fiscal year.

The vesting of the Performance Shares will depend on the Company’s average ROIC during its 2006, 2007 and 2008 fiscal years. If the Company’s average ROIC during that period is less than the target, then none of a Participant’s Performance Shares will vest. If the average ROIC equals or exceeds the target, then 100 percent of a Participant’s Performance Shares will vest (in other words, either all of a Participant’s Performance Shares will vest, or none of them will vest). Under the February 21, 2006 awards, the aggregate target number of Performance Shares granted to Participants was 56,400.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 21, 2006, the Company’s Board of Directors appointed a new director, Michael J. Roberts, after increasing the number of directors from eleven to twelve. Mr. Roberts will serve on the Company’s Board Affairs and Nominating Committee and on its Compensation Committee. There is no arrangement or understanding between Mr. Roberts and any other person pursuant to which he was selected as a director, and there are no related party transactions between Mr. Roberts and the Company. A copy of the Company’s press release announcing Mr. Roberts’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 21, 2006, the Company’s Board of Directors amended Article III, Section 2 of the Company’s bylaws, effective upon the election of directors at the Company’s 2006 annual meeting of shareholders. The amendment provides that the Company shall have a minimum of eight and a maximum of thirteen directors. Prior to the amendment, the bylaws provided for a minimum of seven and a maximum of twelve directors. A copy of Article III, Section 2 of the Company’s bylaws, as amended, is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Document Description

99.1	Press release issued by the Company on February 22, 2006.

99.2	Article III, Section 2 of the Company’s Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2006

W.W. GRAINGER, INC.

By:	/s/ P.O. Loux
P. O. Loux Senior Vice President, Finance and Chief Financial Officer